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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 1997 (September 5, 1997)


                           NORRIS COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                     0-20734                  None
           --------                     -------                  ----
(State or other jurisdiction of      (Commission       (I.R.S. Empl. Ident. No.)
incorporation or organization)       File Number)



13114 Evening Creek Drive South, San Diego, California             92128
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    (Address of principal executive offices)                     (Zip Code)


                                 (619) 679-1504
                                 --------------
              (Registrant's telephone number, including area code)



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ITEM 5.    OTHER EVENTS

By agreements dated September 5 and 8, 1997 the Company amended the terms of certain Common Stock Warrants issued in 1996.

In June-August 1996, the Company sold warrants ("Warrants") with a face value of $3,805,900. The Warrants were exercisable, without further cash payment, into common shares of the Company at the lessor of $0.70 per common share (with respect to $805,900 of Warrants and $0.69125 per common share (with respect to $3,000,000 of Warrants) or a 30% discount to the five day average closing bid price of the common shares on the day prior to exercise. The exercise price of the Warrants was further discounted by 7% per year and for other events until the warrants were exercised.

To date Warrant holders have exercised Warrants with a face value of $2,651,491 into 28,980,553 common shares (inclusive of penalties and discounts). The balance of the remaining three Warrants presently outstanding is $1,154,409 (face value). In determining the number of shares of common stock to be issued upon exercise, the Company adjusts the face value of the Warrants upward to reflect penalties and the 7% annual discount. The adjusted value of the Warrants is approximately $1.42 million and as of September 8, 1997 such Warrants were exercisable into approximately 19.4 million shares. However, pursuant to the formula the number of shares issuable upon exercise of the Warrants could be substantially greater and the actual number is indeterminate.

On August 6, 1997 the Company suspended the Warrant holder's ability to exercise Warrants pursuant to their terms due to the lack of authorized shares in excess of those reserved for other warrants and options. The suspension extends the term of the Warrants for the suspension period and provides suspended holders the benefit of the lower of the price at suspension or after the suspension is cured. The Company is obligated to take such corporate action as may be necessary or appropriate to increase its authorized but unissued common shares.

On September 5 and September 8, 1997 the remaining three Warrant holders executed Amendment No. 1 to the Common Stock Warrant. Among other terms, the Amendment fixes the exercise price at $0.0875 per share subject to certain adjustments. The fixed price of $0.0875 per share may be adjusted down (i) to 80% of the market price following certain changes in the Company's common stock including a reverse stock split, and (ii) to the price at which new securities are issued if at a price below $0.0875 per common share. At the fixed price of $0.0875 per share the remaining Warrants ($1.42 million, as adjusted) are convertible into approximately 16.2 million shares. The number of shares issuable further increases by 7% per annum.

Under terms of the Amendment, the Company is obligated to make 1,000,000 additional common shares available for exercise by Warrant holders by September 30, 1997 from shares presently reserved for other warrants and options and a second 1,000,000 common shares to be made available by October 31, 1997. The Company also has agreed to hold a stockholders meeting or otherwise conduct a consent solicitation to increase the authorized number of shares on or before December 15, 1997 and have sufficient shares authorized by January 31, 1998. Failure by the Company to meet these conditions allows the Warrant holders, at their option, to nullify the Amendment. Failure to obtain stockholder approval for additional authorized common shares could have a material adverse impact on the Company.

The Company has 60,000,000 common shares authorized with 54,413,403 common shares issued and outstanding.



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ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired.
       None

(b) Pro forma financial information.
       None

(c) Exhibits

    4.11.1 Form of Amendment No. 1 To Common Stock Warrant Between the Company and three Warrant Holders holding an aggregate of $1,154,409 face value of warrants granted in July and August 1996 (Each Amendment is identical except for the dates and the name of the Warrant Holder)



                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            NORRIS COMMUNICATIONS, INC.




Date: September 10, 1997                           By: /s/ ALFRED H. FALK
                                                      -------------------
                                                          Alfred H. Falk
                                                          President



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